AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN GREAT

WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK,

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY AND

DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 7th day of May, 2014, by and among Delaware VIP Trust, Delaware Management Company, Delaware Distributors, L.P. and Great-West Life & Annuity Insurance Company of New York (formerly First Great West Life & Annuity Insurance Company) (“Great-West”) ( collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated June 2, 2003, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

2.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 7th day of May, 2014.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

OF NEW YORK

By its authorized officer,

By:         /s/ Susan Gile

Name:    Susan Gile

Title:      VP - Individual Markets

DELAWARE VIP TRUST,

By its authorized officer,

By:         /s/ Patrick P. Coyne

Name:    Patrick P. Coyne

Title:      President

DELAWARE MANAGEMENT COMPANY,

A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST

By its authorized officer,

By:         /s/ Patrick P. Coyne

Name:    Patrick P. Coyne

Title:      President

DELAWARE DISTRIBUTORS, L.P.

By its authorized officer,

By:         /s/ J. Scott Coleman

Name:    J. Scott Coleman

Title:      President

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company of New York Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

COLI VUL 2 of GWL&A